Exhibit 21.1

LIST OF SUBSIDIARIES

The direct and indirect subsidiaries of SunLink Health Systems, Inc. are listed below, do business under the name under which they are organized, and are included in the consolidated financial statements of the Company. The names, jurisdiction of incorporation of such subsidiaries, and percentage of voting securities owned by the Company are set forth below.

Name of Subsidiary	Jurisdiction in Which Incorporated	Percentage of Voting Securities Owned
KRUG Properties Inc.	Ohio	100	%(1)
SunLink Services, Inc.	Georgia	100%
SunLink ScriptsRx, LLC	Georgia	100%
SunLink Healthcare LLC	Georgia	100%
SunLink Pharmacy Management	Georgia	100	%(8)
LTC ScriptsRx, LLC	Georgia	100	%(8)
KRUG International (UK) Limited	United Kingdom	100	%(6)
HealthMont LLC	Georgia	100%
Bradley International Holdings Limited	United Kingdom	100	%(2)
Klippan S.A.R.L.	France	100	%(1)(3)
Klippan GmbH	Germany	100	%(1)(3)
Dexter Hospital LLC	Georgia	100	%(4)
Clanton Hospital LLC	Georgia	83	%(4)
Southern Health Corporation of Jasper, Inc.	Georgia	100	%(1)(4)
Southern Health Corporation of Houston, Inc.	Georgia	100	%(4)
Southern Health Corporation of Ellijay, Inc.	Georgia	100	%(4)
Southern Health Corporation of Dahlonega, Inc.	Georgia	100	%(4)
HealthMont of Georgia Inc.	Tennessee	100	%(5)
HealthMont of Missouri, LLC	Georgia	100	%(5)
Carmichael’s Cashway Pharmacy, Inc.	Louisiana	100	%(8)
Carmichael’s Nutritional Distributor, Inc.	Louisiana	100	%(9)
Breath of Life Home Health Equipment	Louisiana	100	%(9)
SunLink Healthcare Investments, Inc.	Georgia	100	%(4)
Pickens Health Care Association, Inc.	Georgia	100	%(1)(4)
HomeTown Health LLC	Georgia	47%
CastleLink Assurance Ltd.	Cayman Islands	100%
Southeastern Healthcare Alliance, Inc.	Georgia	100	%(4)
Central Alabama Medical Associates, LLC	Georgia	100	%(4)
Dahlonega Clinic LLC	Georgia	100	%(7)

(1)	Subsidiaries included within discontinued operations.
(2)	Subsidiary of KRUG International (UK) Ltd. in liquidation
(3)	Subsidiaries of Bradley International Holdings Ltd.
(4)	Subsidiaries of SunLink Healthcare LLC
(5)	Subsidiaries of HealthMont LLC
(6)	In liquidation
(7)	Subsidiary of Southern Health Corporation of Dahlonega, Inc.
(8)	Subsidiary of SunLink ScriptsRx, LLC
(9)	Subsidiary of Carmichael’s Cashway Pharmacy, Inc.